UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Sec. 240.14a-12

THE STRATTON FUNDS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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THE STRATTON FUNDS, INC.

Stratton Small-Cap Value Fund

Plymouth Meeting Executive Campus

610 W. Germantown Pike, Suite 300

Plymouth Meeting, Pennsylvania 19462-1050

August 31, 2006

Dear Shareholder:

A SPECIAL MEETING OF SHAREHOLDERS (the “Special Meeting”) of the Stratton Small-Cap Value Fund (the “Fund”), a series of The Stratton Funds, Inc. (the “Company”), will be held on October 31, 2006 at 8:00 a.m., Eastern time, at the offices of the Fund’s investment advisor, Stratton Management Company, at Plymouth Meeting Executive Campus, 610 W. Germantown Pike, Suite 300, Plymouth Meeting, Pennsylvania 19462-1050.

The Special Meeting is being held to consider and vote on the following proposals:

Proposal 1:	To approve a new investment advisory agreement between the Company, on behalf of the Fund, and Stratton Management Company; and

Proposal 2:	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

Shareholders of record of the Fund at the close of business on August 21, 2006 are entitled to notice of, and to vote on, the proposal(s) at the Special Meeting or any adjournment thereof. Shareholders are invited to attend in person. If you plan to attend the Special Meeting, please so indicate on the enclosed proxy card and return it promptly in the enclosed envelope. You may also cast your vote (1) by mail by completing, signing, and returning the enclosed proxy card in the envelope provided; (2) by telephone by calling the number provided on your proxy card and following the instructions on the recorded message; or (3) on the internet by following the instructions printed on your proxy card. Whether you will be able to attend or not, PLEASE VOTE so that a quorum will be present at the Special Meeting.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU CAN VOTE EASILY AND QUICKLY BY MAIL, TELEPHONE, INTERNET, OR IN PERSON. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. PLEASE HELP AVOID THE EXPENSE OF A FOLLOW-UP MAILING BY VOTING TODAY!

We appreciate your participation and prompt response in these matters and thank you for your continued support.

Sincerely,

Gerald M. Van Horn, President

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration.

3. All Other Accounts: The capacity of the individuals signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature
Corporate Accounts

(1) ABC Corp.	ABC Corp.

(2) ABC Corp.	John Doe, Treasurer

(3) ABC Corp. c/o John Doe, Treasurer	John Doe

(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts

(1) ABC Trust	Jane B. Doe, Trustee

(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe

Custodian or Estate Accounts

(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith

(2) Estate of John B. Smith	John B. Smith, Jr., Executor

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THE STRATTON FUNDS, INC.

Stratton Small-Cap Value Fund

At a Special Meeting of Shareholders of Stratton Small-Cap Value Fund (the “Fund”) to be held on October 31, 2006 (the “Special Meeting”), shareholders will have the opportunity to vote on a proposal relating to the Fund. We recommend that you read the entire enclosed Proxy Statement, which describes the proposal in more detail. For your convenience, we have provided some “Questions and Answers” to assist you in reviewing the proposal.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

AND THE PROXY STATEMENT

Q.	Why is the Fund holding a Special Meeting?

A.	Stratton Management Company (the “Advisor”) currently provides portfolio management services to the Fund under an investment advisory agreement with The Stratton Funds, Inc. (the “Company”), on behalf of the Fund (the “Current Advisory Agreement”). The Company’s Board of Directors (the “Board”) is seeking shareholder approval for a new investment advisory agreement between the Company, on behalf of the Fund, and the Advisor (the “New Advisory Agreement”).

Q.	How will the New Advisory Agreement differ from the Current Advisory Agreement?

A.	Under the Current Advisory Agreement, the Advisor is paid a base monthly fee of one-twelfth of 0.75% of the Fund’s average daily net assets for the month, subject to a performance adjustment. The performance adjustment is calculated at the end of each calendar month based upon the Fund’s performance relative to the Russell 2000 Index. The Fund’s performance, which is based on changes in its net asset value per share, is compared with the performance of the Russell 2000 Index over the last 24-month period. The advisory fee is then adjusted up or down, according to the Fund’s performance relative to the Russell 2000 Index.

The New Advisory Agreement provides for a fixed advisory fee based on a monthly fee of one-twelfth of 0.90% of the Fund’s average daily net assets for the month with no performance adjustment.

Q.	Why is the Board recommending a change to the calculation of the advisory fee under the New Advisory Agreement?

A.	The Board is recommending a change to the way in which the advisory fee is calculated for the following reasons:

•	The performance based fee structure failed to meet its initial intent.

•	A larger and more volatile asset base could produce inordinately high or low fees.

•	The performance based fee structure has caused confusion for some prospective and current shareholders.

•	The performance based fee structure prevents prospective and current shareholders from reasonably predicting Fund expenses.

Q.	How will the change to the advisory fee structure under the New Advisory Agreement impact shareholders?

A.

The pro forma fee and expense table below illustrates the impact of the proposed advisory fee under the New Advisory Agreement on the expenses that shareholders will pay if they approve the New Advisory Agreement. The table compares the Fund’s operating expenses (including the advisory fee) for the fiscal year ended December 31, 2005 under the Current Advisory Agreement to the Fund’s hypothetical operating expenses for the same period if the New Advisory Agreement had been in place for the entire fiscal year. The table does not take into account the fact that if the New Advisory Agreement is approved by

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shareholders, the Fund will pay a transitional advisory fee that will be the lesser of the fee payable to the Advisor under the Current Advisory Agreement and the fee payable to the Advisor under the New Advisory Agreement for a period as described in this Proxy Statement.

Pro Forma fee and expense table:

	With Current Fees in Place	Pro Forma with Proposed Fees in Place
Shareholder Fees: (fees paid directly from your investment)
Redemption Fee (as a percentage of amount redeemed within 120 days of purchase)	1.50%	1.50%
Exchange Fee (as a percentage of amount exchanged within 120 days of purchase)	1.50%	1.50%
Annual Fund Operating Expenses: (expenses that are deducted from Fund assets)
Management Fees	0.97%[1]	0.90%[2]
Distribution (12b-1) Fees	None	None
Other Expenses	0.31%	0.31%

Total Fund Operating Expenses	1.28%	1.21%

[1]	This fee represents the basic management fee of 0.75% per year payable by the Fund, plus a performance adjustment earned by the Advisor for the fiscal year ended December 31, 2005. The performance adjustment is based on a rolling 24-month comparison to the Russell 2000 Index as described in the enclosed Proxy Statement.
[2]	This fee represents a management fee of 0.90% per year payable by the Fund.

Q.	How does the Board recommend that I vote?

A.	After careful consideration of the proposal, the Board, including the independent Board members, approved the proposal and recommend that you vote in favor of the proposal. The reasons for the Board’s recommendation are discussed in more detail in the enclosed Proxy Statement.

Q.	What happens if the proposal is not approved?

A.	If shareholders of the Fund do not approve the New Advisory Agreement, the Current Advisory Agreement will continue in effect.

Q.	Who can I call if I have questions?

A.	We will be pleased to answer your questions about this proxy solicitation. Please call the Fund toll free at (877) 456-6399.

Q.	How do I vote?

You may:

•	Use the enclosed postage-paid envelope to mail your proxy card;

•	Call the toll free telephone number provided on your proxy card and follow the instructions on the recorded message;

•	Log onto the internet and follow the instructions printed on your proxy card; or

•	Attend the Special Meeting in person.

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THE STRATTON FUNDS, INC.

Stratton Small-Cap Value Fund

Plymouth Meeting Executive Campus

610 W. Germantown Pike, Suite 300

Plymouth Meeting, Pennsylvania 19462-1050

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 31, 2006

To the Shareholders:

NOTICE IS HEREBY GIVEN that a SPECIAL MEETING OF SHAREHOLDERS (the “Special Meeting”) of the Stratton Small-Cap Value Fund (the “Fund”), a series of The Stratton Funds, Inc. (the “Company”), will be held on October 31, 2006, at 8:00 a.m., Eastern Time, at the offices of the Fund’s investment advisor, Stratton Management Company, at Plymouth Meeting Executive Campus, 610 W. Germantown Pike, Suite 300, Plymouth Meeting, Pennsylvania 19462-1050. The Special Meeting is being held to consider and vote on the following proposals:

Proposal 1:	To approve a new investment advisory agreement between the Company, on behalf of the Fund, and Stratton Management Company; and

Proposal 2:	To transact such other business as may properly come before the Special Meeting, or any adjournment thereof.

Shareholders of record of the Fund at the close of business on August 21, 2006 are entitled to notice of, and to vote on, the proposals at the Special Meeting or any adjournment thereof.

Shareholders are invited to attend in person. If you plan to attend the Special Meeting, please so indicate on the enclosed proxy card and return it promptly in the enclosed envelope. You may also cast your vote (1) by mail by completing, signing, and returning the enclosed proxy card in the envelope provided; (2) by telephone by calling the number provided on your proxy card and following the instructions on the recorded message; or (3) on the internet by following the instructions printed on your proxy card. Whether you will be able to attend or not, PLEASE VOTE so that a quorum will be present at the Special Meeting.

If you have any questions before you vote, please contact the Fund by calling toll-free (877) 456-6399.

By Order of the Board of Directors

Patricia L. Sloan
Secretary
August 31, 2006

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 31, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Stratton Funds, Inc. (the “Company”), on behalf of the Stratton Small-Cap Value Fund (the “Fund”), a series of the Company, for use at the Special Meeting of Shareholders of the Fund (the “Special Meeting”) to be held on October 31, 2006 at 8:00 a.m. Eastern time at the offices of the Fund’s investment advisor, Stratton Management Company (the “Advisor”), at Plymouth Meeting Executive Campus, 610 W. Germantown Pike, Suite 300, Plymouth Meeting, Pennsylvania 19462-1050. This Proxy Statement and the accompanying proxy card were first mailed to shareholders on or about August 31, 2006.

It is expected that the solicitation of proxies will be primarily by mail and telephone. The Fund’s officers and service contractors may also solicit proxies by telephone, telegraph, facsimile, internet or personal interview, and will tabulate proxies. The Advisor will bear all proxy solicitation costs. It is anticipated that banks, brokerage houses, and other custodians will be requested on behalf of the Fund to forward solicitation material to their principals to obtain authorizations for the execution of proxies. All proxies solicited by the Board that are properly executed and received by the Fund’s Secretary before the Special Meeting will be voted at the Special Meeting in accordance with the shareholders’ instructions. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy, or by attending the Special Meeting and electing to vote in person. If no instruction is given on a signed and returned proxy card, it will be voted “FOR” all proposals and the proxies may vote in their discretion with respect to other matters not now known to the Board that may be presented at the Special Meeting.

The close of business on August 21, 2006 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Shareholders are entitled to vote the number of shares held on the Record Date. Each full share is entitled to one vote and each fractional share to a proportionate fractional vote. On August 21, 2006, the Fund had a total of 13,353,415.501 shares outstanding that are entitled to vote at the Special Meeting with a par value of $0.001 per share.

The following summarizes the proposals to be voted on at the Special Meeting:

1.	To approve a new investment advisory agreement between the Company, on behalf of the Fund, and the Advisor (the “New Advisory Agreement”); and

2.	To transact such other business as may properly come before the Special Meeting, or any adjournment thereof.

The affirmative vote of a “majority of the outstanding voting securities” of the Fund, which for this purpose means the affirmative vote of the lesser of (i) more than fifty (50) percent of the outstanding shares of the Fund on the Record Date or (ii) sixty-seven (67) percent or more of the shares of the Fund present at the Special Meeting if more than fifty (50) percent of the outstanding shares issued, outstanding and entitled to vote is present in person or by proxy at the Special Meeting, is necessary for approval of the New Advisory Agreement (the “Proposal”).

A quorum shall consist of a majority of the shares issued, outstanding and entitled to vote. If a proxy is properly executed and returned and is marked with an abstention, the shares represented thereby will be considered to be present at the Special Meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions will have the same effect as casting a vote against the Proposal. Broker “non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as present for purposes of determining if a quorum is present, but as not entitled to vote and will have the effect of a vote against approval of the proposal.

In the event that a quorum of the outstanding shares of the Fund is not represented at the Special Meeting or at any adjournment thereof, or, even though a quorum is so represented, in the event that sufficient votes to approve the Proposal are not received, the persons named as proxies may propose and vote for one or more adjournments of the Special Meeting to be held within a reasonable time after the date originally set for the Special Meeting, and further solicitation of proxies may be made without the necessity of further notice. The persons named as proxies will vote in favor of any such adjournment those proxies which instruct them to vote in favor of the Proposal, and will vote against any such adjournment those proxies which instruct them to vote against or to abstain from voting on the Proposal. Any such adjournment must be approved by a majority of the shares voting on the matter.

The Board knows of no business, other than that specifically mentioned in the Notice of Special Meeting of Shareholders, that will be presented for consideration at the Special Meeting. If other business should properly come before the Special Meeting, the proxy holders will vote therein in accordance with their best judgment.

The Fund will furnish to shareholders upon request, without charge, copies of its most recent Annual Report to shareholders and its most recent Semi-Annual Report succeeding the Annual Report. Requests for such reports should be directed to the Fund, c/o PFPC Inc., P.O. Box 9801, Providence, RI 02940, or by calling 1-800-634-5726. Such reports are not to be regarded as proxy soliciting material.

PROPOSAL

APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

The Board is proposing that shareholders approve the New Advisory Agreement. The proposed New Advisory Agreement differs from the current investment advisory agreement between the Company and the Advisor, on behalf of the Fund (the “Current Advisory Agreement”), in that the New Advisory Agreement does not contain a performance adjustment to the base advisory fee. The other terms of the New Advisory Agreement are substantively the same as the terms of the Current Advisory Agreement. Proxies which do not contain specific instructions to the contrary will be voted in favor of approval of the New Advisory Agreement. A form of the New Advisory Agreement is attached as Appendix A.

Change to the Advisory Fee Structure Under the New Advisory Agreement

The Advisor currently provides investment advisory services to the Fund under the Current Advisory Agreement. The Current Advisory Agreement provides for a monthly advisory fee calculated at an annual rate of one-twelfth of 0.75% of the Fund’s current month’s average daily net assets (the “base rate”), subject to a performance adjustment. The New Advisory Agreement provides for a fixed monthly advisory fee calculated at an annual rate of one-twelfth of 0.90% of the Fund’s average daily net assets, with no performance adjustment.

The Current Advisory Agreement was approved by the Fund’s sole initial shareholder on April 1, 1993 when the Fund commenced operations. Under the Current Advisory Agreement, the performance adjustment is calculated at the end of each calendar month based upon the Fund’s performance relative to the Russell 2000 Index. The Fund’s performance, which is based on changes in its net asset value per share, is compared with the performance of the Russell 2000 Index over the last 24-month period (the “Performance Period”). The Russell 2000 Index is a widely recognized unmanaged common stock index of small to medium size companies. When the Fund performs better than the Russell 2000 Index over the Performance Period, the Fund pays the Advisor additional fees. If the Fund lags the Russell 2000 Index over the Performance Period, the Advisor is paid less. Each 1.00% of the difference in performance between the Fund and the Russell 2000 Index during the Performance Period is equal to a 0.10% adjustment to the base fee. The maximum annualized performance adjustment rate is +/- 0.50% of average net assets over the Performance Period which would be added to or deducted from the base advisory fee if the Fund outperformed or underperformed the Russell 2000 Index by 5.00%. The following table demonstrates what the performance adjustment would be given different levels of performance of the Fund as compared to the Russell 2000 Index.

Performance Adjustment Schedule for the Fund

Fund Performance vs. Russell 2000 Index	Performance Adjustment Rate
+5.00%	+0.50%
+4.00%	+0.40%
+3.00%	+0.30%
+2.00%	+0.20%
+1.00%	+0.10%
Equal	0%
-1.00%	-0.10%
-2.00%	-0.20%
-3.00%	-0.30%
-4.00%	-0.40%
-5.00%	-0.50%

Under the New Advisory Agreement, the Advisor would be paid a monthly advisory fee rate of one-twelfth of 0.90% of the Fund’s average daily net assets, which would not be subject to a performance adjustment. Therefore, at each of the performance levels in the table above, the advisory fee rate would be an annualized rate of 0.90% of the Fund’s average daily net assets.

Effect of the Removal of the Performance Adjustment

Under the terms of the New Advisory Agreement, the Advisor will receive a fixed monthly advisory fee of one-twelfth of 0.90% of the Fund’s average daily net assets, which would not be subject to a performance adjustment. If the New Advisory Agreement is approved by shareholders, there will be a transitional period in which the advisory fee payable by the Fund during the period beginning on the date the New Advisory Agreement is approved by shareholders and ending twelve months after the date of such approval will be the lesser of the fee payable under the New Advisory Agreement and the fee that would have been payable under the Current Advisory Agreement.

The advisory fee under the New Advisory Agreement is lower than the historical average rate paid by the Fund to the Advisor over the ten-year period ended July 31, 2006, and would have resulted in a fee that was lower than the fee that was paid to the Advisor in 93 months out of the 120 months during such ten-year period. It is impossible to predict the impact of eliminating the performance adjustment on advisory fees payable by the Fund if the New Advisory Agreement is approved as compared to advisory fees that the Fund would pay under the Current Advisory Agreement. However, the effect that the proposed removal of the performance adjustment would have had on the Fund’s fees during the five most recent fiscal years ended December 31, 2005 is shown in the table below, which compares fees paid during the last five fiscal years under the Current Advisory Agreement to fees that would have been paid under the New Advisory Agreement.

Management Fee Comparison

	Actual Management Fee		Proposed Management Fee		Difference
	$	%	$	%	$		%
2001	$473,302	1.17%	$364,005	0.90%	-$	109,297	-0.27%
2002	$557,652	1.19%	$422,549	0.90%	-$	135,103	-0.29%
2003	$591,079	1.22%	$439,419	0.90%	-$	151,660	-0.32%
2004	$815,215	1.10%	$670,914	0.90%	-$	144,301	-0.20%
2005	$2,210,270	0.97%	$2,067,958	0.90%	-$	142,312	-0.07%

Total	$4,647,518	1.13%	$3,964,845	0.90%	-$	682,673	-0.23%

In order to illustrate the impact of the proposed advisory fee under the New Advisory Agreement, set forth below is a pro forma Fund fee and expense table and expense example. The fee and expense table and expense example are designed to assist shareholders in evaluating the proposed changes to the advisory fee. They are also provided to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below compares the Fund’s operating expenses (including the advisory fee) for the fiscal year ended December 31, 2005 under the Current Advisory Agreement to the Fund’s hypothetical operating expenses for the same period if the New Advisory Agreement had been in place for the entire fiscal year. The below table does not take into account the fact that if the New Advisory Agreement is approved by shareholders, the Fund will pay a transitional advisory fee that will be the lesser of the fee payable to the Advisor under the Current Advisory Agreement and the fee payable to the Advisor under the New Advisory Agreement for a period as provided in the New Advisory Agreement and as described above.

Pro Forma fee and expense table:

	With Current Fees in Place	Pro Forma with Proposed Fees in Place
Shareholder Fees: (fees paid directly from your investment)
Redemption Fee (as a percentage of amount redeemed within 120 days of purchase)	1.50%	1.50%
Exchange Fee (as a percentage of amount exchanged within 120 days of purchase)	1.50%	1.50%

Annual Fund Operating Expenses: (expenses that are deducted from fund assets)
Management Fees	0.97%[1]	0.90%[2]
Distribution (12b-1) Fees	None	None
Other Expenses	0.31%	0.31%

Total Fund Operating Expenses	1.28%	1.21%

Expense Example3:

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example illustrates the expenses that you would pay on a $10,000 investment, assuming (1) a 5% annual rate of return, (2) redemption at the end of each time period, (3) all distributions are reinvested, and (4) the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
With Current Fees in Place	$130	$406	$702	$1,545
Pro Forma with Proposed Fees in Place	$123	$384	$665	$1,466

[1]	This fee represents the basic management fee of 0.75% payable by the Fund, plus a performance adjustment earned by the Advisor for the fiscal year ended December 31, 2005. The performance adjustment is a rolling 24-month comparison to the Russell 2000 Index.
[2]	This fee represents a management fee of 0.90% payable by the Fund, with no performance adjustment.
[3]	The Expense Example does not include the Fund’s redemption or exchange fees because they apply only to shares redeemed within 120 days of purchase.

In addition to the above fees, the Fund’s transfer agent may charge $9 for each redemption by wire transfer.

Information Concerning the Current Advisory Agreement and the New Advisory Agreement

The terms of the New Advisory Agreement are identical to those of the Current Advisory Agreement except for (i) a change to the advisory fee structure; and (ii) the term.

If the New Advisory Agreement is approved by shareholders, it will become effective upon its approval by shareholders and will continue in effect for an initial period ending June 30, 2007 and annually thereafter provided that its continuance is approved by the Directors, including a majority of the Directors who are not parties to the New Advisory Agreement or “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of any such party (the “Independent Directors), at a meeting called for that purpose, or by vote of a majority of the Fund’s outstanding shares. If the New Advisory Agreement is approved by shareholders, the advisory fee payable by the Fund during the period beginning on the date the New Advisory Agreement is approved by shareholders and ending twelve months after the date of such approval will be the lesser of the fee payable under the New Advisory Agreement and the fee that would have been payable under the Current Advisory Agreement. If the New Advisory Agreement is not approved by shareholders, the Current

Advisory Agreement will continue in effect from year to year provided it is approved annually by a majority of the Board of Directors, including a majority of the Independent Directors, at an in-person meeting called for that purpose, or by vote of a majority of the Fund’s outstanding shares. The Board, including the Independent Directors, last approved the continuance of the Current Advisory Agreement until June 30, 2007 at an in-person meeting on June 13, 2006.

Both the Current Advisory Agreement and the New Advisory Agreement provide that they may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Company or by the vote of the holders of a majority of the outstanding shares of the Fund on 60 days written notice to the Advisor. Each Advisory Agreement provides that it may be terminated by the Advisor at any time, without the payment of any penalty, upon 60 days written notice to the Fund. Each Advisory Agreement also provides that it will automatically terminate in the event of its assignment.

Why the Board is Recommending a Change to the Advisory Fee Structure

Although the Fund has had an advisory fee with a performance adjustment since its inception in 1993, the performance adjustment did not take effect until May 1996, when the Fund met predetermined asset level and length of operation’s requirements. Over the past five years, the Fund outperformed the Russell 2000 Index more often than it did not and the Advisor received an advisory fee at an average annualized rate of 1.13%. Over the past ten years, the Fund also outperformed the Russell 2000 Index more often than it did not and the Advisor received an advisory fee at an average annualized rate of 0.91%. Although the Advisor has benefited from having a performance-based management fee adjustment, it nevertheless recommended to the Board, and the Board in turn is recommending to shareholders, removing the performance-based fee adjustment for the following reasons:

•	The performance based fee structure failed to meet its initial intent. At the time of the Fund’s inception, it was thought that an advisory fee with a performance based adjustment would increase investor demand for the Fund. This proved incorrect as the Fund did not begin to attract significant assets until 2003. In addition, from discussions with current and prospective Fund shareholders, it is obvious to the Advisor that a large percentage of current and prospective Fund shareholders are not aware of the Fund’s current performance-based management fee structure.

•	A larger and more volatile asset base could produce inordinately high or low fees. As the Fund’s asset base grew significantly from 2003 through the present time, it became apparent that both Fund shareholders and the Advisor could be susceptible to unfavorable management fee levels. Because there is no minimum or maximum level for the realized monthly (annualized) advisory fee, shareholders are currently at risk of experiencing inordinately high advisory fees (after the performance adjustment is calculated) should the Fund’s trailing 24-month average net assets exceed the current month’s average net assets during a period when the Fund has outperformed the Russell 2000 Index. For example, if the Fund’s trailing 24-month average net assets were $400,000,000, current month’s average net assets were $200,000,000, and the Fund outperformed the Russell 2000 Index by 5.00% over the performance period, the Fund’s realized advisory fee for the month, on an annualized basis, would be 1.75% of average net assets. This fee level is significantly greater than the average fee realized by Fund shareholders over the previous 10 year period of 0.91%. Likewise, the Fund could pay an abnormally low advisory fee (after the performance adjustment is calculated) if the Fund’s trailing 24-month average net assets exceed the current month’s average net assets during a period when the Fund has underperformed the Russell 2000 Index over the performance period. This issue became evident only after experiencing the rapid growth of Fund assets from 2003 through the present time.

•	The performance based fee structure has caused confusion for some prospective and current shareholders. As the Fund shareholder base increased significantly beginning in 2003, an increasing number of prospective and current shareholders have expressed confusion relating to the methodology used in calculating the performance-based fee adjustment. A fixed advisory fee structure would eliminate this confusion.

•	The performance based fee structure prevents prospective and current shareholders from reasonably predicting Fund expenses. As Fund assets have grown from 2003 through the present time, the Fund’s overall expense ratio has declined. A large portion of the decline is the result of the calculation methodology used for the performance-based fee adjustment. Because the fee adjustment is currently calculated on a lower asset base (trailing 24-month average net assets), the advisory fee is being artificially deflated relative to current month’s average net assets. As the Fund’s asset base plateaus and the trailing 24-month average net assets approach current month’s average net assets, the advisory fee will increase as a percentage of current month’s average net assets and, in turn, increase the Fund’s overall expense ratio, assuming the Fund continues to outperform the Russell 2000 Index over the performance period. It is the Advisor’s belief that most Fund shareholders are unable to reasonably predict such changes in the Fund’s expenses.

Information Regarding the Advisor

Stratton Management Company is a registered investment advisor located at Plymouth Meeting Executive Campus, 610 W. Germantown Pike, Suite 300, Plymouth Meeting, PA 19462-1050. The Advisor provides investment advisory services for a variety of individuals and institutions, and had approximately $2.5 billion in assets under management as of June 30, 2006.

Since 2000, the final decision to buy or sell stocks for the Fund has been made by Gerald M. Van Horn, CFA, President of the Fund. Mr. Van Horn has served as a portfolio manager of the Advisor from 2000 to the present. James W. Stratton is Chairman of the Board of Directors of the Fund and is also a Director of the Advisor.

The Advisor’s principal executive officers and directors and their principal occupations are shown below. The address of each such person is the same as that of the Advisor.

Name	Principal Occupation
John. A. Affleck	President of Stratton Multi-Cap Fund, Inc., Chairman and Director of the Advisor
James A. Beers	President of Stratton Monthly Dividend REIT Shares, Inc. and Director of the Advisor
Michael J. Adams	Director of the Advisor
James Van Dyke Quereau	Director of the Advisor
Gerald M. Van Horn	President of the Company, Director and Portfolio Manager of the Advisor

There have been no purchases or sales of securities of the Advisor since the beginning of the Fund’s most recently completed fiscal year by any of the Directors of the Company. The Advisor is controlled by Stratton Holding Company, the address of which is the same as that of the Advisor. By reason of his ownership of a majority of Stratton Holding Company’s voting stock, James W. Stratton may be considered a “controlling person” of Stratton Holding Company and the Advisor.

The Fund did not pay commissions to any affiliated broker during the fiscal year ended December 31, 2005.

Matters Considered by the Board of Directors

To assist the Board with its consideration of the New Advisory Agreement, the Board received various written materials, including: (i) information on the advisory personnel of the Advisor, including compensation arrangements; (ii) information on the internal compliance procedures of the Advisor; (iii) comparative information showing how the Fund’s proposed fee schedule and anticipated operating expenses compare to other registered investment companies that follow investment strategies similar to those of the Fund; (iv) information regarding brokerage and portfolio transactions; (v) comparative information showing how the Fund’s performance compares to other registered investment companies that follow investment strategies similar to those of the Fund; and (vi) information on any legal proceedings or regulatory audits or investigations affecting the Advisor.

After receiving and reviewing these materials, the Board, at an in-person meeting held on June 13, 2006, discussed the terms of the New Advisory Agreement. Representatives from the Advisor attended the meeting and presented additional oral and written information to the Board to assist the Board in its considerations. The Advisor also discussed its expected profitability from its relationship with the Fund assuming the New Advisory Agreement was approved by the Board and Fund shareholders, and the asset level which is necessary to financially support the Advisor’s operational infrastructure. The Advisor also discussed various alternatives it would consider in the event that the New Advisory Agreement is not approved, including its assessment of the future viability of its relationship with the Fund under different scenarios, including those in which the Fund vastly outperforms or underperforms the Russell 2000 Index. The Independent Directors also met in executive session to further discuss the terms of the New Advisory Agreement and the information provided by the Advisor.

The Independent Directors reviewed various factors, detailed information provided by the Advisor at the meeting and at other times throughout the year, and other relevant information and factors including the following:

The nature, extent, and quality of the services to be provided by the Advisor

The Independent Directors considered the scope and quality of services that would be provided by the Advisor under the New Advisory Agreement and noted that the scope of services provided under the Current Advisory Agreement and those to be provided under the New Advisory Agreement has expanded over time as a result of regulatory and other developments. The Independent Directors considered the quality of the investment research capabilities of the Advisor and the other resources the Advisor has dedicated to performing services for the Fund. The quality of other services, including the Advisor’s assistance in the coordination of the activities of some of the Fund’s other service providers, also was considered. The Independent Directors also considered the nature and quality of the services provided by the Advisor to the Fund in light of their experience as Directors of the Fund and other mutual funds in the Stratton fund complex, their confidence in the Advisor’s integrity and competence gained from that experience and the Advisor’s responsiveness to concerns raised by them in the past. The Independent Directors concluded that the Advisor has the quality and depth of personnel and investment methods essential to performing its duties under the New Advisory Agreement and that the nature and the proposed cost of such advisory services are fair and reasonable in light of the services provided.

The Advisor’s Historical Performance in Managing the Fund

The Independent Directors reviewed information pertaining to the performance of the Fund. This data compared the Fund’s performance to the performance of certain funds in its peer group, as categorized by an independent third party, over annualized one-, three- and five-year periods ended at March 31, 2006. The comparative information showed that the performance of the Fund compares favorably to such other similar funds. The Independent Directors also considered the fact that the Fund has historically outperformed its performance benchmark, the Russell 2000 Index. Based upon their review, the Independent Directors concluded that the Fund’s investment performance over time had been consistently above average. The Independent Directors noted that in addition to the information received for this meeting, the Independent Directors also receive detailed performance information for the Fund at each regular Board meeting during the year. The Independent Directors did consider the investment performance of other funds managed by the Advisor but did not consider the performance of other accounts of the Advisor as there were no accounts similar enough to be relevant.

The costs of the services to be provided by the Advisor and the profits to be realized by the Advisor and its affiliates from the relationship with the Fund

The Independent Directors then considered the costs of the services provided by the Advisor, recognizing that it is difficult to make comparisons of profitability from investment advisory contracts. The Independent

Directors considered that the Advisor’s relationship with the Fund is one of its largest sources of revenue, largely due to the large amount of assets in the Fund compared to other products and funds managed by the Advisor. The Independent Directors considered certain benefits the Advisor realizes due to its relationship with the Fund. In particular, they noted that the Advisor has soft dollar arrangements under which certain brokers may provide industry research to the Advisor’s portfolio managers through the use of a portion of the brokerage commissions generated from the Advisor’s trading activities on behalf of the Fund. The Independent Directors acknowledged that the Fund’s shareholders also benefit from these soft dollar arrangements because the Advisor is able to receive this research, which is used in the management of the Fund’s portfolio, by aggregating securities trades.

The Independent Directors also considered other benefits relating to the relationship between the Advisor and the Fund. It was noted that several of the large institutional and individual accounts in the Fund are also clients of the Advisor and utilize the management company’s other products and services. It was also noted that some of these accounts are owned or controlled by employees of the management company and, in fact, the Advisor’s retirement plan is among these accounts.

The Independent Directors also considered what the Fund’s advisory fee would be under the New Advisory Agreement in comparison to the advisory fees of funds within the Fund’s peer groups and believed such comparisons to be favorable to the Fund.

The extent to which economies of scale would be realized as the Fund grows and whether fee levels reflect these economies of scale for the benefit of shareholders

The Independent Directors also considered possible economies of scale that the Advisor could achieve in its management of the Fund. They considered the anticipated asset levels of the Fund, the information provided by the Advisor relating to its estimated costs, and information comparing the fee rate to be charged by the Advisor with fee rates charged by other unaffiliated investment advisors to their clients. The Independent Directors also considered the Advisor’s commitment to increasing staff devoted to managing the Fund as the assets have increased in the Fund. The Independent Directors concluded that the fee structure was reasonable in view of the information provided by the Advisor. The Independent Directors also considered that the fee structure currently does not provide for a sharing of economies of scale in the current environment.

In determining whether to approve the New Advisory Agreement and recommend its approval to shareholders, the Board drew the following conclusions:

The Board concluded that, based on the materials presented to them and the discussions the Board had with representatives of the Advisor and the Fund’s service providers, the fixed monthly advisory fee rate under the New Advisory Agreement of one-twelfth of 0.90% of the Fund’s average daily net assets would help eliminate the confusion and unpredictability associated with the performance adjustment under the Current Advisory Agreement and eliminate the possibility of either shareholders or the Advisor experiencing inordinately high or low management fees. The Board determined that the advisory fee rate of 0.90% of average daily net assets under the New Advisory Agreement is fair and reasonable, based in part on the fact that it compares favorably to the historical average advisory fee paid under the Current Advisory Agreement. The advisory fee rate under the New Advisory Agreement is significantly lower (0.23% lower) than the average advisory fee that the Fund has paid over the past five years ended March 31, 2006 under the Current Advisory Agreement, which was an average annualized rate of 1.13% of average net assets. It is also slightly lower (0.01%) than the average annualized advisory fee rate of 0.91% of average net assets that the Fund has paid over the past ten years ended March 31, 2006 under the Current Advisory Agreement. The Board concluded that the New Advisory Agreement is in the best interests of shareholders in light of the excellent performance of the Fund under the Advisor’s management and in view of the fact that the advisory fee under the New Advisory Agreement is comparable with that charged by other funds in the Fund’s peer group.

Vote Required and Recommendation

The affirmative vote of a “majority of the outstanding voting securities” of the Fund is required for approval of the Proposal. For this purpose, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (i) more than fifty (50) percent of the outstanding shares of stock of the Fund on the Record Date or (ii) sixty-seven (67) percent or more of the shares of stock of the Fund present at the Special Meeting if more than fifty (50) percent of the outstanding shares of stock issued, outstanding and entitled to vote is present in person or by proxy at the Special Meeting.

THE BOARD OF DIRECTORS OF THE FUND, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

OTHER BUSINESS

The Board knows of no business other than that specifically mentioned in the Notice of Special Meeting of Shareholders that will be presented for consideration at the Special Meeting. If other business should properly come before the Special Meeting, the proxy holders will vote thereon in accordance with their best judgment.

OTHER INFORMATION

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the telephone within the U.S. and Canada

•	Call the toll free number provided on your proxy card at any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

To vote using the internet

•	Follow the instructions printed on your proxy card.

Control Persons and Principal Holders of Securities

To the knowledge of the Fund, as of the Record Date, beneficial ownership in the Fund by the Directors and officers, as a group, was 285,392.429 shares, which represent 2.14% of the Fund.

As of the Record Date, the following shareholders held beneficially 5% or more of the outstanding shares of the Fund. An investor who beneficially holds, directly or indirectly, more than 25% of the Fund’s interests may be deemed a “control person” (as defined in the 1940 Act) of the Fund.

Name and Address	Shares Owned	Percent Owned
Charles Schwab & Co., Inc. Reinvest Account Attn: Mutual Funds Department 101 Montgomery Street San Francisco, CA 94104	3,240,120.134	24.264%

National Financial Services Corp One World Financial Center 200 Liberty Street New York, NY 10281	2,653,028.421	19.867%

Expenses

Stratton Management Company will bear the expenses incurred in connection with the Special Meeting, including printing, mailing, solicitation and vote tabulation expenses, legal fees, and out-of-pocket expenses.

Solicitation of Proxies

Solicitation will be primarily by mail and telephone. Officers of the Fund or regular employees of the Advisor may also solicit without compensation by telephone or personal contact. Solicitation may also be made by PFPC Proxy Services, a paid proxy solicitation firm, at an estimated cost of $27,700, which will be paid by the Advisor.

Advisor

Stratton Management Company is the Fund’s investment advisor, with principal offices at Plymouth Meeting Executive Campus, 610 W. Germantown Pike, Suite 300, Plymouth Meeting, PA 19462-1050.

Administrator

PFPC Inc. serves as administrator of the Fund (the “Administrator”). The Administrator provides management and administrative services necessary for the operation of the Fund. The Administrator’s main office is located at 760 Moore Road, King of Prussia, Pennsylvania 19406.

Independent Registered Public Accounting Firm

Tait, Weller & Baker LLP, 1818 Market Street, Suite 2400, Philadelphia, PA 19103-2108 serves as the Fund’s independent registered public accounting firm.

Principal Underwriter

PFPC Distributors, Inc. serves as the Fund’s principal underwriter. The business address for PFPC Distributors, Inc. is 760 Moore Road, King of Prussia, PA 19406-1212.

Investor Proposals and Communications with Board

The Articles of Incorporation of the Fund do not require that an annual meeting of shareholders be held each year. The Fund does not intend to hold annual meetings of shareholders except as required by the 1940 Act or other applicable law. Any shareholder who wishes to submit a proposal to be considered at a future meeting must do so within a reasonable time before proxy materials are printed and mailed. The Board has not adopted formal procedures for investor communications with the Board.

Delivery of Proxy Statement

The SEC has adopted rules that permit investment companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. We are only delivering one proxy statement to multiple shareholders sharing an address, unless you have instructed us not to do so. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your financial intermediary or direct a written request to the Fund, c/o PFPC Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406-1212 or call toll-free 1-800-634-5726. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their financial intermediary or the Fund directly.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

PROXY CARD	PROXY CARD

STRATTON MUTUAL FUNDS

The Stratton Funds, Inc. - Stratton Small-Cap Value Fund

SPECIAL MEETING OF SHAREHOLDERS – October 31, 2006

This proxy card is solicited on behalf of the Board of Directors of the Fund for the Special Meeting

of Shareholders to be held on October 31, 2006.

The undersigned hereby appoints James A. Beers, Michelle A. Whalen and Jennifer M. Rogers as proxies, each with the power to appoint his or her substitute and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting of Shareholders of the Stratton Small-Cap Value Fund of The Stratton Funds, Inc. (the “Special Meeting”) to be held at 8:00 a.m., Eastern Time, on October 31, 2006 at the offices of the Fund’s investment advisor, Stratton Management Company, at Plymouth Meeting Executive Campus, 610 W. Germantown Pike, Suite 300, Plymouth Meeting, Pennsylvania 19462-1050 and at any adjournment thereof, in the manner directed on the reverse with respect to the matters referred to in the Proxy Statement for the Special Meeting, receipt of which is hereby acknowledged, and in the proxies’ discretion with respect to such other matters that properly come before the meeting or any adjournment thereof.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED AS SPECIFIED. IF THIS PROXY CARD IS PROPERLY EXECUTED BUT NO SPECIFICATION IS MADE WITH RESPECT TO THE PROPOSAL, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED “FOR” THE PROPOSAL.

Date: ,

Signature(s) (if held jointly) (Sign in the Box)

NOTE: This proxy must be signed exactly as your name(s) appears hereon. If signing as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please indicate this by adding an appropriate title. A proxy with respect to an interest held in the name of two or more persons is valid if executed by one of them unless at or before exercise of the proxy the Fund receives specific written notice to the contrary from any one of them.

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Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS. ☒

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL.

1. To approve a new investment advisory agreement between The Stratton Funds, Inc., on behalf of the Stratton Small-Cap Value Fund, and Stratton Management Company.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING

(         PERSON(S) WILL ATTEND).

IMPORTANT

IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE STRONGLY URGE YOU TO REVIEW, COMPLETE AND RETURN YOUR BALLOT AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING.

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APPENDIX A

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of this              day of                 , 2006 by and between The Stratton Funds, Inc., a Maryland corporation (the “Fund”) and Stratton Management Company, a Pennsylvania corporation (the “Advisor”).

WHEREAS, the Advisor serves as investment advisor to the Stratton Small-Cap Value Fund (the “Portfolio”), a series of the Fund, pursuant to an investment advisory agreement between the Fund and the Advisor dated April 1, 1993 (the “Current Agreement”), under which the Fund pays the Advisor a base advisory fee which may be increased or decreased based on the Portfolio’s performance; and

WHEREAS, the Fund and the Advisor wish to enter into this Agreement pursuant to which the Fund will pay the Advisor a flat advisory fee without any performance adjustment and which will replace the Current Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed among the parties hereto as follows:

1. Duties of Advisor. The Fund hereby appoints the Advisor to act as investment advisor to the Portfolio for the period and on such terms set forth in this Agreement. The Fund employs the Advisor to manage the investment and reinvestment of the assets of the Portfolio, to continuously review, supervise and administer the investment program of the Portfolio, to determine in its discretion the assets to be held uninvested, to provide the Fund with records concerning the Advisor’s activities which the Fund is required to maintain, and to render regular reports to the Fund’s officers and Board of Directors concerning the Advisor’s discharge of the forgoing responsibilities. The Advisor shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Directors of the Fund and in compliance with the objectives, policies and limitations set forth in the Fund’s prospectus. The Advisor accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

2. Portfolio Transactions. The Advisor shall select the brokers or dealers that will execute the purchases and sales of securities for the Portfolio and is directed to use its best efforts to obtain the best available price and most favorable execution of securities transactions for the Portfolio. Subject to policies established by the Board of Directors of the Fund and communicated to the Advisor, it is understood that the Advisor will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of the portfolio, or be in breach of any obligation owing to the Fund or in respect of the Portfolio under this Agreement, or otherwise, solely by reason of its having caused the Portfolio to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Portfolio in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Advisor determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Advisor’s overall responsibilities with respect to the accounts, including the Portfolio, as to which it exercises investment discretion. The Advisor will promptly communicate to the officers and directors of the Fund such information relating to Portfolio transactions as they may reasonably request.

3. Compensation of the Advisor. As compensation for the Advisor’s services under this Agreement, the Fund will pay to the Advisor a fee, payable on the last day of each month or as soon as reasonably practicable thereafter, calculated at the annual rate of .90% of the Portfolio’s average daily net asset value; provided, however, that the fee payable by the Fund during the period beginning on the date this Agreement is approved by the Fund’s shareholders until twelve months following such approval date shall be the lesser of the fee payable

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under this Agreement and the fee that would have been payable under the Current Agreement, in accordance with Investment Company Act Release No. 7113, issued by the Securities and Exchange Commission on April 6, 1972. The fee shall be prorated for any portion of a month during which the fee is payable.

The net asset value of the Fund shall be defined as the total assets of the Fund, less its liabilities, and shall be determined in accordance with instructions of the Board.

4. Reports. The Fund and the Advisor agree to furnish to each other such information regarding their operations with regard to their affairs as each may reasonably request.

5. Status of Advisor. The services of the Advisor to the Fund are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services to the Fund are not impaired thereby.

6. Liability of Advisor. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard by the Advisor of its obligations and duties hereunder, the Advisor shall not be subject to any liability whatsoever to the Fund, or to any shareholder of the Fund, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of any Portfolio of the Fund.

7. Duration and Termination. This Agreement shall become effective upon approval by both (i) the Board of Directors of the Fund, including a majority of those directors who are not parties to this Agreement or interested persons of any party hereto, in the manner provided in section 15(c) of the Investment Company Act of 1940, as amended (the “1940 Act”), and (ii) the holders of a majority of the outstanding voting securities of the Portfolio (the “Effective Date”), and shall continue in effect for no more than two years after the Effective Date. Thereafter, this Agreement may continue in effect only if such continuance is approved at least annually by (i) the Fund’s Board of Directors or, (ii) the vote of a majority of the outstanding voting securities of the Portfolio; and in either event by a vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party in the manner provided in section 15(c) of the 1940 Act. This Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Portfolio on 60 days written notice to the Advisor. This Agreement may be terminated by the Advisor at any time, without the payment of any penalty, upon 60 days written notice to the Fund. This Agreement will automatically terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at the principal office of such party.

As used in this Section 8, the terms “assignment”, “interested person”, and “a vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in section 2(a) (4), section 2(a) (19) and section 2(a) (42) of the 1940 Act and Rule 18f-2 there under.

8. Name of Advisor. The Fund agrees that if this Agreement terminates for any reason it shall promptly take such action as may be necessary to delete from its corporate name and/or the name of the Portfolio any reference to the name of the Advisor promptly after receipt from the Advisor of a written request therefore.

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9. Severability. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this          day of             , 2006.

ATTEST	THE STRATTON FUNDS, INC.

Gerald M. Van Horn
President

ATTEST	STRATTON MANAGEMENT COMPANY

James W. Stratton

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